EXHIBIT 10.12






		 AMENDMENT TO TOLL MANUFACTURING AGREEMENT


	  AGREEMENT dated as of this    day of December, 1994 between PUREPAC
PHARMACEUTICAL CO., a Delaware Corporation, having its principal office at 200 Elmora Avenue, Elizabeth, NJ 07207 ("Purepac"), and FAULDING INC., a Delaware corporation, having its office at 274 Riverside Avenue, Westport, CT 06880 ("Faulding").

	  WHEREAS, the parties have entered into a Toll Manufacturing Agreement (the "Manufacturing Agreement") dated as of August 1, 1993, providing for the manufacture by Purepac and the purchase by Faulding of certain pharmaceutical products as contemplated therein; and

	  WHEREAS, the parties wish to amend certain provisions of the Manufacturing Agreement;

	  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

	  1. The percentage "one hundred twenty percent (120%)" set forth in Section 1.4 of the Manufacturing Agreement shall be changed to "one hundred twenty-five percent (125%)".

	  2. The percentage "eighty percent (80%)" set forth in Section 1.5 of the Manufacturing Agreement shall be changed to "seventy-five percent (75%)".

	  3. The word "Kapanol" appearing in Section 1.15 of the Manufacturing Agreement shall be changed to "Kadian".

	  4. Section 1.17 of the Manufacturing Agreement is hereby amended to add to the end of such Section the words "and its territories and possessions, including without limitation Puerto Rico".

	  5. Section 16.1 of the Manufacturing Agreement is hereby deleted in its entirety and replaced with the following:

	  "16.1 Subject to any other provision hereof, this Agreement shall remain in effect until December 31, 2010, and the term of this Agreement shall automatically be renewed thereafter for up to four successive five-year terms unless notice is given by Faulding to Purepac at least six months prior to the date of any such renewal of Faudling's desire not to renew such term. In addition to the foregoing, at any time after December 31, 2010, this Agreement may be terminated by Faulding upon not less than 24 months' written notice to Purepac."

	  6. Section 16.2 of the Manufacturing Agreement is hereby deleted in its entirety and replaced with the following:

	  "16.2 The obligations of the parties set forth in this Agreement may be terminated by notice in writing by either party (i) if the other party shall default in the performance of any of its obligations under this Agreement and such default shall continue for a period of not less than sixty (60) days after written notice specifying such default shall have been given, or (ii) the other makes an arrangement with its creditors or goes into receivership or liquidation, or if a receiver and manager is appointed in respect of the whole or part of the property or business of such other party."

	  7. Except as and to the extent specifically amended hereby, the Manufacturing Agreement shall remain in full force and effect.

	  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first set forth above.


FAULDING INC.                                PUREPAC PHARMACEUTICAL CO.



By: /s/                                      By: /s/
   _______________________________              _____________________________
   Michael R.D. Ashton, President               Robert H. Burr, President